                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported)      June 29, 2001
                                                     --------------------------

                       NEXTGEN COMMUNICATIONS CORPORATION
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                  0-22388                  99-0273889
----------------------------    ----------------         -------------------
(State or Other Jurisdiction    (Commission File           (IRS Employer
      of Incorporation)              Number)             Identification No.)


       11850 Jones Road, Houston, Texas                           77070
---------------------------------------------            ----------------------
   (Address of Principal Executive Offices)                    (Zip Code)


                                 (281) 970-9859
 ------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                          U S INDUSTRIAL SERVICES, INC.
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

As previously reported, Nextgen Communications Corporation (formerly U S Industrial Services, Inc.) (the "Company") completed the acquisition of Point To Point Network Services, Inc., a Massachusetts corporation ("Point To Point-Mass.") on June 29, 2001, in accordance with the terms and conditions of the Reorganization Agreement and Plan of Merger, dated as of June 29, 2001, by and among the Company, the Company's wholly-owned subsidiary, Point To Point Network Services, Inc., a Delaware corporation, Point To Point-Mass., and the sole shareholder of Point To Point-Mass.

On July 19, 2001, the Company filed with the Securities and Exchange Commission a current report on Form 8-K disclosing the acquisition of Point To Point-Mass., but omitted the financial statements required by Item 7 of Form 8-K, as permitted by applicable rules and regulations.

Through this Form 8-K/A, the Company amends its current report filed on July 19, 2001 to include the information required by Item 7 of Form 8-K.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a)        Financial statements


                      POINT TO POINT NETWORK SERVICES, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

MFA     Moody, Famiglietti & Andronico, LLP
        Certified Public Accountants and Consultants





To the Board of Directors
Point to Point Network Services, Inc.
Methuen, Massachusetts 01844


                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Point to Point Network Services, Inc. as of December 31, 2000 and 1999, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Point to Point Network Services, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.


/s/ MOODY, FAMIGLIETTI & ANDRONICO, LLP

Moody, Famiglietti & Andronico, LLP
August 3, 2001



                793 Turnpike Street, North Andover, MA 01845-6177
                (978) 688--7300 (800) 244-2081 fax (978) 685-2333
                info@mfa-cpa.com www.mfa-cpa.com

BALANCE SHEETS                             POINT TO POINT NETWORK SERVICES, INC.
================================================================================


DECEMBER 31                                                                      2000           1999
                                                                           ----------     ----------
ASSETS
Current Assets:
     Cash                                                                  $  418,322     $  462,002
     Accounts Receivable, Net of Allowance for Doubtful Accounts
        of $150,000 and $100,000, Respectively                              2,985,591      2,724,130
     Inventory, Net of Reserve for Obsolescence of $38,000 and
        $250,000, Respectively                                                323,667        608,550
     Costs and Estimated Earnings in Excess of Billings (Note 2)              519,147        709,213
     Prepaid Expenses and Other Current Assets                                 49,143         30,818
                                                                           ----------     ----------
Total Current Assets                                                        4,295,870      4,534,713

Property and Equipment, Net of Accumulated Depreciation (Note 3)              644,087        538,220
Other Assets                                                                   19,817         19,492
                                                                           ----------     ----------

TOTAL ASSETS                                                               $4,959,774     $5,092,425
                                                                           ==========     ==========


LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
     Line of Credit (Note 4)                                               $  670,251     $  690,000
     Accounts Payable                                                       1,202,483      1,286,114
     Accrued Expenses                                                         719,382        746,321
     Deferred Revenue                                                         208,567         77,823
     Billings in Excess of Costs and Estimated Earnings (Note 2)              341,777         98,031
     Deferred Income Taxes (Note 6)                                           139,000        155,000
     Current Maturities of Long-Term Debt (Note 14)                           143,680        100,856
                                                                           ----------     ----------
Total Current Liabilities                                                   3,425,140      3,154,145

Long-Term Debt, Net of Current Maturities (Note 14)                           139,208        169,347
Due to Stockholder (Note 5)                                                   351,167        550,258
                                                                           ----------     ----------
Total Liabilities                                                           3,915,515      3,873,750
                                                                           ----------     ----------

Stockholder's Equity:
     Common Stock, $.01 Par Value, 200,000 Shares Authorized;
        1,000 Shares Issued and Outstanding                                        10             10
     Additional Paid-in Capital                                                   990            990
     Retained Earnings                                                      1,043,259      1,217,675
                                                                           ----------     ----------
Total Stockholder's Equity                                                  1,044,259      1,218,675
                                                                           ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                 $4,959,774     $5,092,425
                                                                           ==========     ==========


The accompanying notes are an integral part of these financial statements.


STATEMENTS OF OPERATIONS AND RETAINED EARNINGS             POINT TO POINT NETWORK SERVICES, INC.
================================================================================================

FOR THE YEARS ENDED DECEMBER 31                                     2000              1999
                                                            ------------      ------------
Revenues                                                    $ 16,888,791      $ 13,892,411
Cost of Revenues                                              12,214,025         9,811,919
                                                            ------------      ------------
Gross Profit                                                   4,674,766         4,080,492

Selling, General and Administrative Expenses                   4,624,894         3,767,062
                                                            ------------      ------------
Income from Operations                                            49,872           313,430
                                                            ------------      ------------
Other Income (Expense):
     Interest Expense                                           (106,160)         (141,944)
     Interest Income                                              18,582            17,112
     Other Expense (Note 12)                                     (16,140)         (300,000)
     Loss on Sale of Property and Equipment                       (6,617)               --
                                                            ------------      ------------
Total Other Expense                                             (110,335)         (424,832)
                                                            ------------      ------------
Loss Before Provision for Income Taxes                           (60,463)         (111,402)

Benefit from (Provision for) Income Taxes (Note 6)                 4,700            (2,300)
                                                            ------------      ------------

Net Loss                                                         (55,763)         (113,702)
                                                            ------------      ------------

Retained Earnings, Beginning, As Previously Reported           1,217,675         1,822,377
                                                            ------------      ------------

Prior Period Adjustment (Note 13)                                     --          (491,000)
                                                            ------------      ------------

Retained Earnings, Beginning, As Restated                      1,217,675         1,331,377
                                                            ------------      ------------

Distributions to Stockholder                                    (118,653)               --
                                                            ------------      ------------

Retained Earnings, Ending                                   $  1,043,259      $  1,217,675
                                                            ============      ============

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS                   POINT TO POINT NETWORK SERVICES, INC.
================================================================================

FOR THE YEARS ENDED DECEMBER 31                                                               2000           1999
                                                                                         ---------      ---------
Cash Flows from Operating Activities:
     Net Loss                                                                            $ (55,763)     $(113,702)
     Adjustments to Reconcile Net Loss to Net Cash Provided by
        Operating Activities:
           Depreciation                                                                    131,987        130,241
           Deferred Income Taxes                                                           (16,000)      (336,000)
           Provision for Bad Debts                                                          65,272         38,390
           Loss on Sale of Property and Equipment                                            6,617             --
           Increase in Accounts Receivable                                                (326,733)      (463,110)
           Decrease (Increase) in Inventory                                                284,883       (353,537)
           Decrease in Costs and Estimated Earnings in Excess of Billings                  190,066        202,716
           (Increase) Decrease in Prepaid Expenses and Other Current Assets                (18,325)        17,460
           Increase in Other Assets                                                           (325)          (675)
           (Decrease) Increase in Accounts Payable                                         (83,631)       665,976
           (Decrease) Increase in Accrued Expenses                                         (26,939)       599,172
           Increase in Deferred Revenue                                                    130,744         77,823
           Increase (Decrease) in Billings in Excess of Costs and Estimated Earnings       243,746       (130,827)
                                                                                         ---------      ---------
Net Cash Provided by Operating Activities                                                  525,599        333,927
                                                                                         ---------      ---------

Cash Flows from Investing Activities:
     Acquisitions of Property and Equipment                                               (222,192)       (55,196)
     Proceeds from Sale of Property and Equipment                                           16,000             --
                                                                                         ---------      ---------
Net Cash Used in Investing Activities                                                     (206,192)       (55,196)
                                                                                         ---------      ---------

Cash Flows from Financing Activities:
     Net Repayments of Amounts Due to Stockholder                                         (199,091)       (37,467)
     Principal Repayments of Long-Term Debt                                               (125,594)       (96,267)
     Distributions to Stockholder                                                         (118,653)            --
     Proceeds from Borrowings Under Long-Term Debt                                         100,000             --
     Net Repayments Under Line of Credit                                                   (19,749)       (70,000)
                                                                                         ---------      ---------
Net Cash Used in Financing Activities                                                     (363,087)      (203,734)
                                                                                         ---------      ---------
Net (Decrease) Increase in Cash                                                            (43,680)        74,997
                                                                                         ---------      ---------

Cash, Beginning                                                                            462,002        387,005
                                                                                         ---------      ---------

Cash, Ending                                                                             $ 418,322      $ 462,002
                                                                                         =========      =========


Supplemental Disclosures of Cash Flow Information:

Cash Paid During the Years for:
     Interest                                                                            $ 107,946      $ 135,158
     State Income Taxes                                                                     35,351             --


Supplemental Disclosure of Non-Cash Investing and Financing Activities:

    During the year ended December 31, 2000, the Company financed the acquisition of certain motor vehicles with long-term debt in the amount of $38,279.

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS              POINT TO POINT NETWORK SERVICES, INC.
================================================================================

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Reporting Entity: Point to Point Network Services, Inc. (the Company) was incorporated on January 11, 1994, as a Massachusetts corporation. The Company's primary business activities consist of the installation and integration of communications networking design and build-out services, which include voice, data, video cable and designs, data networks and phone systems, for customers in the communications and telecommunications industries located throughout New England and the State of New York.

Cash: The Company maintains cash in bank deposit accounts, which at times may exceed federally insured limits.

Revenue Recognition: The Company reports revenues from fixed priced contracts using the percentage of completion method for financial reporting purposes. Under the percentage of completion method, revenues with respect to individual contracts are recognized in the proportion that costs incurred to date bear to total estimated costs. Revenue and cost estimates are subject to revision during the terms of the contracts, and any required adjustments are made in the periods in which the revisions become known. Provision is made, where applicable, for the entire amount of future estimated losses on contracts in progress when such losses are determined. General and administrative costs are not allocated to contract costs and are charged to expense as incurred.

The Company recognizes revenues from time and materials contracts and consulting services as those services are performed. Advance payments made under these contracts are recorded as deferred revenue and recognized when the related services are performed.

Inventory: Inventory is stated at the lower of cost (first-in, first-out) or market.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is calculated using straight-line and accelerated methods for both financial and income tax reporting purposes over the estimated useful and statutory lives of the related assets, respectively.

Income Taxes: The Company and its stockholder have elected to be treated as an S corporation under the provisions of the Internal Revenue Code, which provide that, in lieu of federal and certain state corporate income taxes, the stockholder is taxed on the Company's taxable income. Therefore, no provision or liability for federal and certain state income taxes are presented in these financial statements, other than taxes associated with built-in gains (Note 6).

The Commonwealth of Massachusetts limits the S corporation status for companies with revenues in excess of $6 million. As a result, the Company is subject to "modified S Corporation status" for Massachusetts income tax purposes.

The Company reports under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Advertising Costs: The Company expenses advertising costs as incurred. Advertising expense incurred by the Company during the years ended December 31, 2000 and 1999, amounted to $25,922 and $56,322, respectively.

Use of Estimates: Management has used estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities in its preparation of the financial statements in accordance with accounting principles generally accepted in the United States. Actual results experienced by the Company may differ from those estimates.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)  POINT TO POINT NETWORK SERVICES, INC.
================================================================================



2.  COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:

Costs, estimated earnings and billings on uncompleted contracts as of December 31, 2000 and 1999, are summarized as follows:


                                               2000           1999
                                         ----------     ----------
Costs Incurred on
     Uncompleted Contracts               $3,265,500     $3,029,466
Estimated Earnings                          553,498        359,564
                                         ----------     ----------
                                          3,818,998      3,389,030

Less:  Billings to Date                   3,641,628      2,777,848
                                         ----------     ----------

                                         $  177,370     $  611,182
                                         ==========     ==========


Included in the accompanying balance sheets under the following captions:


                                      2000           1999
                                ----------     ----------
Costs And Estimated Earnings
    In Excess of Billings       $ 519,147      $ 709,213

Billings in Excess of Costs
    And Estimated Earnings       (341,777)       (98,031)
                                ---------      ---------

                                $ 177,370      $ 611,182
                                =========      =========


3.  PROPERTY AND EQUIPMENT:

Property and equipment as of December 31, 2000 and 1999, consists of the following:


                                      2000           1999
                                ----------     ----------
Furniture, Fixtures and
    Equipment                   $  356,868     $  371,406
Leasehold Improvements             314,782        314,782
Motor Vehicles                     290,414        236,551
Computer Equipment and
    Software                       283,561        135,506
                                ----------     ----------
                                 1,245,625      1,058,245
Less:  Accumulated
    Depreciation                   601,538        520,025
                                ----------     ----------

                                $  644,087     $  538,220
                                ==========     ==========

4.  LINE OF CREDIT:

The Company is a party to a revolving bank line of credit agreement, which is collateralized by substantially all assets of the Company. Under the terms of the line of credit, borrowings are limited to 75% of qualified accounts receivable, less outstanding letters of credit, up to a maximum borrowing of $2,500,000. Interest on the outstanding balance is calculated based on the prime rate in effect during the borrowing term. As of December 31, 2000 and 1999, borrowings outstanding under the line of credit amounted to $670,251 and $690,000, respectively. As of December 31, 2000, the prime rate amounted to 9.5%.

Under the terms of the revolving bank line of credit, which is personally guaranteed by the Company's stockholder, the Company is required to maintain certain financial covenants. As of December 31, 2000, the bank waived compliance with these financial covenants (See Note 11).

5.  DUE TO STOCKHOLDER:

Due to stockholder represents unsecured cash advances made to the Company by its sole stockholder during the normal course of business. As of December 31, 2000 and 1999, the Company has net cash advances due to its sole stockholder in the amount of $351,167 and $550,258, respectively. The cash advances, which bear interest at 8.25%, have no stated repayment terms and are subordinated in full to all outstanding bank obligations. During the years ended December 31, 2000 and 1999, the Company incurred interest expense related to the cash advances in the amount of $35,988 and $55,954, respectively.


6.  INCOME TAXES:

The benefit from (provision for) income taxes for the years ended December 31, 2000 and 1999, consists of the following:


                              2000           1999
                         ---------      ---------
Current                  $ (11,300)     $(338,300)
Deferred                    16,000        336,000
                         ---------      ---------

                         $   4,700      $  (2,300)
                         =========      =========

NOTES TO FINANCIAL STATEMENTS (CONTINUED)  POINT TO POINT NETWORK SERVICES, INC.
================================================================================


6.  INCOME TAXES (CONTINUED):

As discussed in Note 1, the Company reports under SFAS No. 109. Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. As of December 31, 2000 and 1999, the temporary difference that gives rise to a substantial portion of the deferred tax liability pertains to estimated future built-in gains taxes resulting from the Company's election to be treated as an S Corporation on September 1, 1998.

7.  OPERATING LEASE COMMITMENTS:

The Company leases its office and warehousing facility in Methuen, Massachusetts under a non-cancelable lease agreement, which expires in June, 2003. The Company has an option to renew the lease for an additional term of five years. Under the terms of the lease agreement, the Company is required to remit a minimum monthly rental in the amount of $13,912, plus certain operating costs. During the years ended December 31, 2000 and 1999, rent expense incurred by the Company under this lease agreement, including operating costs, amounted to $189,024 and $179,602, respectively (See Note 12).

On March 1, 2000, the Company entered into a non-cancelable lease agreement for its office facility in Windham, Maine, which expires in February, 2002. The Company has an option to renew the lease for an additional term of three years. Under the terms of this lease agreement, the Company is required to remit a minimum monthly rental of $1,200. Prior to March 1, 2000, the Company leased an office facility in Windham, Maine under a non-cancelable lease agreement, which required the remittance of minimum monthly rentals in the amount of $600. During the years ended December 31, 2000 and 1999, rent expense incurred by the Company under these lease agreements, amounted to $13,200 and $7,200, respectively.

The Company leased an office and warehousing facility in Syracuse, New York under a non-cancelable lease agreement, which required minimum monthly rentals in the amount of $875 through expiration in October, 2000. Subsequent to October 2000, the Company moved its Syracuse, New York facilities to a new location and entered into a tenant-at-will agreement requiring minimum monthly rentals of $200. During the years ended December 31, 2000 and 1999, rent expense incurred by the Company under these agreements, including operating costs, amounted to $9,150 and $10,500, respectively.

The Company leases a certain vehicle under a non-cancelable lease agreement expiring in November, 2004. The Company previously leased certain vehicles under non-cancelable lease agreements expiring at various dates through May, 2000. During the years ended December 31, 2000 and 1999, lease expense incurred by the Company under these lease agreements amounted to $11,582 and $27,168, respectively.

Future minimum lease payments due under the non-cancelable portion of these lease agreements as of December 31, 2000, are as follows:



 YEAR ENDED
DECEMBER 31,
------------
     2001                      $     213,128
     2002                            201,128
     2003                              9,684
     2004                              8,070
                              --------------

                              $      432,010
                              ==============

8.  RETIREMENT PLAN:

The Company maintains a 401(k) retirement plan covering substantially all of its employees who meet certain age and hour requirements. The plan allows each employee participant an election to defer a percentage of their compensation up to the maximum allowed for federal income tax purposes. The Company contributes 25% of the participant's contribution, up to a maximum of 6% of each participant's salary. Contributions may be suspended at the option of the Company's Board of Directors. During the years ended December 31, 2000 and 1999, the Company contributed approximately $18,000 and 24,000, respectively, into the plan.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)  POINT TO POINT NETWORK SERVICES, INC.
================================================================================


9.  ECONOMIC DEPENDENCY:

During the year ended December 31, 1999, the Company provided a substantial portion of its services to five customers. Sales to these customers represented approximately 44%, 19%, 12%, 12% and 10% of the Company's revenues during the year ended December 31, 1999.

During the years ended December 31, 2000 and 1999, the Company purchased a substantial portion of its materials from three and two vendors, respectively. Purchases from these vendors represented approximately 22%, 21% and 11%, and 20% and 18% of the Company's purchases during the years ended December 31, 2000 and 1999, respectively.

10.  CONCENTRATION OF CREDIT RISK:

Financial instruments that potentially expose the Company to concentrations of credit risk include trade accounts receivable. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. The Company maintains reserves for potential credit losses.

As of December 31, 2000, two customers represented approximately 15% and 14%, respectively, of gross accounts receivable.

11.  SUBSEQUENT EVENTS:

On June 29, 2001, the Company and its sole stockholder entered into a plan of merger agreement with U.S. Industrial Services, Inc. (USIS) and its wholly owned Delaware subsidiary, Point to Point Network Services, Inc. In accordance with the terms and provisions of the agreement and plan of merger, USIS acquired all of the 1,000 shares of issued and outstanding common stock of the Company from its stockholder in exchange for cash consideration in the amount of $677,622 and 2,000,000 shares of the common stock of USIS.

In connection with the above transaction, the Company extinguished its outstanding line of credit and certain installment debt obligations (See Notes 4 and 14).

12.  COMMITMENTS AND CONTINGENCIES:

As of December 31, 2000, the Company had an outstanding letter of credit in the amount of $167,500, which was utilized as security under the terms of the Company's Methuen, Massachusetts lease agreement (See Note 7).

In 1996 and 1997, the New York State Department of Labor and Bureau of Public Works claimed that the Company failed to pay or provide prevailing wages and supplements to workers it employed on various public works projects in the State of New York. In connection with these claims, the Company waived its rights to a hearing and judicial review and consented to an order and determination to be made and filed. In connection with the above filed claims, the Company incurred legal settlement costs in the amount of $16,140 and $300,000 during the years ended December 31, 2000 and 1999, respectively.

Approximately 50% of the Company's installation labor force is covered by collective bargaining agreements, which expire on various dates through June, 2003.

13.  PRIOR PERIOD ADJUSTMENT:

During the year ended December 31, 2000, through the availability of additional information, the Company became aware of an understatement of the deferred income tax liability as of December 31, 1998, in the amount of $491,000.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)  POINT TO POINT NETWORK SERVICES, INC.
================================================================================

14.  LONG-TERM DEBT:

Long-term debt as of December 31, 2000 and 1999, consists of the following:


                                                                                         2000         1999
                                                                                     --------     --------
Prime rate construction installment note, payable in monthly principal and interest installments of $6,588 through January, 2003, collateralized by substantially all assets of the Company and personally guaranteed by the
Company's sole stockholder (See Note 12)                                             $148,612     $211,922

8.89% equipment installment note, payable in monthly principal and interest installments of $4,530 through June, 2002, collateralized by substantially all assets of the Company and personally guaranteed by the Company's sole
stockholder (See Note 12)                                                              77,072           --

6.73% to 12.5% installment notes, payable in aggregate monthly principal and interest installments of $4,697, maturing on various dates through August, 2004,
collateralized by certain vehicles and a time share unit                               57,204       58,281
                                                                                     --------     --------

Total Long-Term Debt                                                                  282,888      270,203

Less:  Current Maturities                                                             143,680      100,856
                                                                                     --------     --------

Long-Term Debt, Net of Current Maturities                                            $139,208     $169,347
                                                                                     ========     ========


Maturities of long-term debt as of December 31, 2000, consist of the following:


       YEAR ENDED
     DECEMBER 31,
     ------------
         2001                         $     143,680
         2002                               118,311
         2003                                15,203
         2004                                 5,694
                                      -------------

                                      $     282,888
                                      =============

         (b)      Pro Forma Financial Information.

The Company's consolidated balance sheet at June 30, 2001, as reported in the Company's Form 10-QSB for the quarter ended June 30, 2001, reflects the Company's financial position after giving effect to the acquisition of Point To Point on June 29, 2001.

The following unaudited pro forma summaries for the (i) twelve months ended September 30, 2000, (ii) three months ended December 31, 2000, and (iii) six months ended June 30, 2001, present the condensed consolidated results of operations as if the acquisition of Point To Point had occurred as of October 1, 1999, after giving effect to certain adjustments.

The Company has accounted for the acquisition of Point To Point using the purchase method of accounting and, accordingly, recorded the acquired assets and liabilities at their estimated fair values at the closing date. The purchase price allocations are preliminary. Final allocations will be made based upon other studies that have not yet been completed.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets". Under this Statement, goodwill will no longer be required to be amortized, but will be subject to annual impairment tests in accordance with the new rules. The Company plans to adopt the Statement in the first quarter of fiscal 2002, and as such, will discontinue the amortization of its goodwill at such time.

The pro forma adjustments presented are based on available information and include certain assumptions and adjustments that are considered reasonable under the circumstances. These adjustments are directly attributable to the transaction referenced above and are expected to have a continuing impact on the Company's results of operations and financial condition.

The pro forma information has been prepared for comparative purposes only, and does not purport to be indicative of the Company's results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements and related notes.


              Unaudited Pro Forma Condensed Statement of Operations
                 For the Twelve Months Ended September 30, 2000
                    (In thousands, except per share amounts)


                                    Nextgen       Point To Point                    Pro Forma
                                    9/30/00          9/30/00        Subtotal        Adjustments        Proforma
                                 -------------    -------------   -------------    -------------    -------------
Revenue                          $      13,511    $      15,843   $      29,354    $           0    $      29,354

Income (loss) from
operations                              (3,090)             530          (2,560)             (79)A         (2,639)

Net income (loss)                $      (6,225)   $         340   $      (5,885)   $         (79)   $      (5,965)
                                 =============    =============   =============    =============    =============

Net loss per share               $       (0.71)                                                     $       (0.55)
                                 =============                                                      =============

Weighted average number
of common shares
outstanding                              8,764                                             2,000 B         10,764
                                 =============                                     =============    =============

              Unaudited Pro Forma Condensed Statement of Operations
                  For the Three Months Ended December 31, 2000
                    (In thousands, except per share amounts)


                                    Nextgen       Point To Point                     Pro Forma
                                    12/31/00         12/31/00         Subtotal       Adjustments       Proforma
                                 -------------    -------------    -------------    -------------    -------------
Revenue                          $           0    $       4,630    $       4,630    $           0    $       4,630

Loss from operations                      (157)            (623)            (780)             (20)A           (800)

Net loss                         $         (73)   $        (617)   $        (690)   $         (20)   $        (710)
                                 =============    =============    =============    =============    =============

Net loss per share               $       (0.01)                                                      $       (0.07)
                                 =============                                                       =============
Weighted average number
of common shares
outstanding                              8,764                                              2,000 B         10,764
                                 =============                                      =============    =============



              Unaudited Pro Forma Condensed Statement of Operations
                     For the Six Months Ended June 30, 2001
                    (In thousands, except per share amounts)


                                    Nextgen       Point To Point                     Pro Forma
                                    6/30/01          6/30/01         Subtotal        Adjustments       Proforma
                                 -------------    -------------    -------------    -------------   -------------
Revenue                          $          30    $       6,814    $       6,844    $           0   $       6,844

Loss from operations                      (598)             118             (480)             455 A           (25)

Net income (loss)                $        (419)   $        (756)   $      (1,175)   $       1,265   $          90
                                 =============    =============    =============    =============   =============
Net income (loss)
per share                        $       (0.04)                                                     $        0.01
                                 =============                                                      =============

Weighted average number
of common shares
outstanding                              8,792                                              2,000 B        10,792
                                 =============                                      =============   =============


PRO FORMA ADJUSTMENTS:

A Includes additional amortization expense resulting from the $3,151 of goodwill generated by the acquisition of Point To Point, offset by a decrease in selling, general and administrative expenses to retroactively reflect the reductions that occurred upon acquisition.

B        To reflect the shares of common stock issued in the acquisition.

C To adjust for Point To Point's loss on sale of assets of $732 and nonrecurring charges of $110.





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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NEXTGEN COMMUNICATIONS CORPORATION



Date:   September 4, 2001          By: /s/ FRANK J. FRADELLA
                                       --------------------------------------
                                       Frank J. Fradella
                                       President and Chief Executive Officer


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